                                LEASE AGREEMENT



KNOW ALL MEN BY THESE PRESENTS:

   This Agreement of Lease, made and entered into, as of this first day of January, 1997 by and between Blackstone Medical, Inc., a Massachusetts corporation with offices at 90 Brookdale Drive, Springfield, Massachusetts (hereinafter referred to as "Lessor"), and Brimfield Precision, Incorporated, a Massachusetts corporation with offices at 68 Mill Lane, Brimfield, Massachusetts (hereinafter referred to as "Lessee").

   Witnesseth:

   That Lessor does by these presents lease and demise unto Lessee the following described property, lying and being situated in the City of Springfield, County of Hampden, Commonwealth of Massachusetts, and being more particularly described as follows: 13, 821 square feet of the building at 90 Brookdale Drive, for a term of five (5) years beginning on the first day of January 1997, and ending on the last, day of December, 2001, to be occupied for the purpose of manufacturing and related activities only, (and said Demised Premises are to be used in no other manner and for no other purposes whatsoever without the prior written consent of Lessor).


                             1.   LEASE PAYMENTS
                            AND EARLY TERM OPTION

   (A)Lessor shall yield and pay therefor the sum of Two Hundred forty-eight Thousand Seven Hundred Seventy-eight ($338,778.00) Dollars (the "Basic Rent") for the term of the Lease in monthly installments of Four Thousand One Hundred Forty-six and 30/100 ($4,146.30) Dollars on the first day of each month, monthly in advance as aforesaid, as the same shall fall due at the above address of Lessor or wherever directed to make such payments by Lessor.

   (B) During the original term of the Lease, Lessee may terminate this Lease by serving written notice on Lessor, which notice would be an executed Termination Agreement suitable for recording. In such event, this Lease shall terminate sixty (60) days after the date of the notice and for that sixty (60) day period Lessee will be responsible for all expenses and lease payments required under this Lease. Upon receipt of such notice, Lessor shall take reasonable action to lease the premises to another tenant and shall use its best efforts to do so.

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

Thereafter, Lessor and Lessee shall have no further rights, duties or obligations under this Lease, or any part thereof, except that all rents, taxes and other monetary obligations for the period prior to the notice must also be paid. All improvements located in the Demised Premises on the date of the notice shall become the property of Lessor except the Lessee shall have the right to remove trade fixtures, equipment, furnishings, signs and other identifying characteristics. Lessee agrees to promptly repair any damage done to the Demised Premises by the removal of any of those items.


                             2.   LESSEE'S DUTIES

   Lessee shall, at its own cost and expense, throughout the term of this Lease, and so long as it shall remain in possession of the Demised Premises, keep and maintain in good repair, all portions of the building or buildings located upon the Demised Premises including all fixtures, and equipment, appurtenances, machinery therein which are brought into and become a part of the Real Estate, and all glass, including, but not limited to, plate glass, window panes, etc., except that the Lessor shall be responsible for all roof repairs and maintenance; furthermore, Lessee shall keep the plumbing work, closets, pipes and fixtures belonging thereto in good repair, and keep the water pipes and connections free from ice and all other obstructions, to the satisfaction of the municipal, and/or any other governmental authority, during the term of this Lease. Lessee shall not overload the carrying capacity of the floors of the Demised Premises and will keep the electrical system, roof and any and all other interior and exterior portions of the building in good repair. Likewise, it shall be the obligation of Lessee to keep and maintain in good repair, the sidewalks, driveways, curbs and parking areas, if any, adjoining the Demised Premises, or forming a part thereof, including also the land, which it will keep properly landscaped and cut, and will keep the sidewalks, driveways and parking areas free from ice and snow.
It is distinctly understood and agreed that the preceding sentences do require maintenance of said building or buildings and fixtures, equipment, appurtenances and machinery in excellent condition and Lessee shall at all times keep and maintain same in such condition as to minimize, so far as is practicable, by usual care and repairs, the effects of use, decay, injury and destruction of said property; Lessor recognizes that certain depreciation, by reason of increasing age and use, is unavoidable. Lessee, so long as it shall remain in possession of the Demised Premises, shall keep and maintain all portions of the premises, the improvements thereon, the appurtenances, machinery, equipment, and fixtures therein, in such condition as to prevent any loss, damage or injury to the persons, property, businesses, business or occupations of any other persons permitted by Lessee to be in or about the Demised Premises, owners, occupants and invitees of adjoining premises, and persons upon the adjacent portions of the street in front of the Demised Premises. At the termination of this Lease, Lessee shall deliver up the Demised Premises in as good a condition as at the beginning of the term, natural deterioration, depreciation and damage by fire and the elements only excepted. Lessor shall not be required to furnish any services or Facilities to make any improvements, repairs or alterations in or to the Demised Premises during the term of this Lease.


                     3.   LESSEE'S ACCEPTANCE OF PREMISES

   Lessee agrees to accept possession of the Demised Premises in their present condition, and to allow for changes in such condition which may occur by reasonable deterioration between the date hereof, and the date that Lessee actually occupies said premises.


                          4.   LESSEE'S HOLD HARMLESS

   All property of every kind which may be on said Demised Premises during the term hereof, shall be at the sole risk of Lessee or those claiming under it and the Lessor shall not be liable to Lessee, or to any other person whatsoever, for any injury, loss or damage to any person or property in or upon said Demised Premises, or upon the sidewalks and alleyways contiguous thereto. Lessee hereby covenants and agrees to assume all liability for or on account of any injury, loss or damage above described, and to save Lessor harmless therefrom. Furthermore, Lessor shall not be liable to Lessee or to Lessee's patrons, employees, licensees, permittees, or visitors, for any damage to person or property caused by the act or negligence of any other tenant of said Demised Premises, or due to the building on said premises or any appurtenances thereof being improperly constructed, or being or becoming out of repair, nor for any damages from any defects or want of repair of any part of the building of which the Demised Premises form a part, but Lessee accepts said premises as wholly suitable for the purposes for which same are leased and accepts the building and each and every appurtenance thereof and waives defects therein, and further agrees to hold Lessor harmless from all claims for any such damage. It is further especially understood and agreed that Lessor shall not be liable for any failure of water supply, gas supply, or electric current, or for injury or damage which may be sustained to person or property by Lessee or any other person, caused by or resulting from steam, electricity, gas, water, rain, ice, or by snow or other liquid, which may leak or flow from or into any part of said building or caused by the breakage, leakage, obstruction or other defect of pipes, wiring, appliances, plate glass, plumbing or lighting fixtures of the same, or by the condition of said premises or any part thereof, or by the elevator, if any, or by the street or subsurface, or from any other source, or by any other cause whatsoever, whether said damage or injury shall be caused by or be due to the negligence of Lessor, Lessor's agents, servants, employees or not, nor shall Lessor be liable for interference with light or other incorporeal hereditaments, provided such interference is caused by anyone other than the landlord, nor shall Lessor be liable for such interference from operations by or for governmental agencies in construction of any public or quasi-public work.


                             5.   ADDITIONAL RENT

     Lessee shall pay three quarters of the water, sewer, electric, gas, trash removal, taxes, assessments, betterments and all other expenses and utilities and will pay three quarters of all municipal, state or federal taxes assessed against Lessor as it relates to Lessor's ownership of Demised Premises or imposed upon the Demised Premises as the same shall become due during the term of this Lease, all of which shall be considered as additional rent. Lessor shall not be required to furnish any services or facilities to make any improvements, repairs or alterations in or to the Demised Premises during the term of this Lease. It is the intention of the parties hereto that the rent payable hereunder be net to the Lessor so that this Lease shall yield to Lessor the fixed annual rent specified in Section 1 hereof without reduction or set off whatsoever and that all costs, expenses and obligations of every kind and nature relating to the Demised Premises shall be paid by Lessee, except as otherwise expressly provided herein.


                         6.   GOVERNMENTAL REGULATIONS

   Lessee agrees that it will promptly execute and fulfill all ordinances and regulations of the state, county, city and other governmental agencies applicable to said Demised Premises, and all ordinances imposed by any governmental unit or department for the correction, prevention and abatement of nuisances in or upon or connected with said Demised Premises during the term of this Lease, at Lessee's sole expense and cost and will ensure that no hazardous waste or any waste will be disposed on the premises in violation of Chapter 21E of the Mass. General Laws or any federal, state or local ordinance, law, rule or regulation.


                     7.   ASSIGNMENT, SUBLEASE, HAZARDS

      Lessee shall not assign this Agreement, nor underlet the whole or any part of the Demised Premises, or make any alteration in or to the building without the consent of Lessor first obtained in writing, and shall not occupy or permit or suffer same to be occupied for any business or purpose deemed extrahazardous on account of fire, and it shall be lawful for Lessor at all reasonable times and hours to enter into and upon said Demised Premises to examine the condition thereof.


                              8.   FIRE NOTICE

   Lessee shall, in case of fire or other casualty, give immediate notice in writing to Lessor, who shall thereupon cause the damage to be repaired forthwith, provided materials, supplies and labor are reasonably available; if any portion of the premises is rendered unfit for occupancy, the rent shall be apportioned for the period of time required to make the repairs, according to the part of the premises, if any, which remains usable by Lessee. If the entire building shall be destroyed, then within thirty (30) days after the fire or other casualty, either Lessor or lessee may cancel this Lease by notice in writing to the other, effective as of the date of the mailing of the written notice.


                                 9.   SIGNS

   Lessee shall not place, paint or otherwise affix any signs at, on or about the premises, or any part thereof, except as and where first approved in writing by Lessor which approval shall not be unreasonably withheld, and Lessor shall have the right to remove any sign or signs in order to paint the building or premises or make any other repairs or alterations, but nothing herein shall be construed to require or obligate Lessor, at any time or in any manner, to paint the building or premises or make any other repairs or alterations; provided, however, that it is distinctly understood and agreed by and between Lessor and Lessee that Lessor expressly reserves and retains unto Lessor the surface of the roof of the Demised Premises for erection and maintenance hereon, by Lessor or by any organized advertising agency authorized by Lessor, of sign or signs, advertising the business or products of Lessor or of any other person, firm or organization, save and except such products, or person, firm or organization as may be in active and direct competition with the business and products of Lessee; and Lessor, at all reasonable times and hours, shall have the right of ingress and egress to and from said roof, for the purpose of erecting and maintaining such sign or signs, provided, however, that the exercising of such rights of ingress and egress by Lessor shall not interfere materially with the normal operations of Lessee's business.


                               10.   BREACH

   In the event of a breach or threatened breach by Lessee of any of the agreements, conditions, covenants or terms hereof, Lessor shall have the right of injunction to restrain same, and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnities or reimbursements were not herein provided for. Furthermore, the rights and remedies given to Lessor in this Lease are distinct, separate and cumulative rights and remedies and no one of them, whether or not exercised by Lessor shall be deemed to be in exclusion of any of the others.


                        11.   BINDING AGREEMENTS

   The agreements, conditions, covenants and terms herein contained, shall in every case, apply to, be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns, with the same force and effect, as if specifically mentioned in each instance where a party hereto is named, provided, however, that no assignment or underletting by Lessee in violation of the provisions of this Lease, shall vest in any such assignee or undertenant any right or title in or to the leasehold estate hereby created.


                              12.   WAIVER

   No assent, expressed or implied, by Lessor to any breach of any of Lessee's covenants, agreements, conditions or terms hereof, shall be deemed or taken to be a waiver of any succeeding breach of any covenant, agreement, condition or term hereof.

                      13.   CONDITION ON TERMINATION

   It is especially understood and agreed that boilers, engines, machinery, hangers, pulleys, shafting and fixtures and all personal property placed on the Demised Premises by the Lessee may be removed by Lessee at the termination of this Lease, provided Lessee shall not then be in default of the performance of any of its agreements, conditions, covenants or terms hereof, and provided further, that the building shall be left by Lessee, substantially as well equipped as it is at the beginning of the term, and provided further, that no such property shall be removed by Lessee if such removal should permanently injure or dismantle said building, and provided further that the removal of any such property, shall be effected within five
(5) days after the expiration of the said term, and all damage caused to said premises by such removal shall be repaired by Lessee at its own cost and expense.


                           14.   ALTERATIONS

   Lessee shall not make alterations, additions or improvements to the Demised Premises or the building thereon, without the prior written consent of Lessor, and after such consent has been given, unless otherwise agreed upon in writing, all alterations, improvements and additions made by Lessee upon the Demised Premises, although at his own cost and expense, shall, at the option of Lessor, remain upon the premises at the expiration of this Lease and become the property of Lessor in fee simple, without other action or process of law.


                              15.   PENALTY

     In the event Lessee shall make default in the performance of any of the agreements, conditions, covenants or terms herein contained, Lessor, immediately, or at any time thereafter (no obligation, however, being imposed upon Lessor, to do so) may perform the same for the account of Lessee, and any amount paid or any expense or liability incurred by Lessor in the performance of same, shall be deemed to be additional rent payable by Lessee for the Demised Premises, together with six percent (6%) interest thereon from the date of payment by the Lessor to the date of repayment, and the same, at the option of Lessor, may be added to any fixed rent then due

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

or thereafter falling due hereunder; and Lessor shall have the right to enter upon said Demised Premises for the purpose of correcting or remedying said default and to remain therein until same shall have been corrected or remedied.


                           16.   LANDLORD'S LIEN

   Lessor shall have a statutory landlord's lien and in addition, Lessor hereby is given an express landlord's lien as security for the fixed rent herein reserved, as well as any of the other charges or expenses elsewhere hereinabove or hereinafter designated as "additional rent" upon all of the goods, wares, chattels, implements, fixtures, furniture, tools, machinery, and other personal property which Lessee now, or at any time hereafter, placed in or upon the Demised Premises, all exemptions of said property or any part of it, being hereby waived.


                           17.   SUBORDINATION

     Lessee hereby especially covenants and agrees that this Lease shall be subject and subordinate to any mortgage or mortgages now or hereafter placed on the Demised Premises. Lessee agrees to enter into reasonable
Non-Disturbance and Attornment Agreements with Lessor's mortgagee(s) upon Lessor's request.


                          18.   LESSOR COVENANT

   Lessor hereby covenants and agrees that Lessee shall and will, upon payment of all of the rents and all other sums of money herein provided to be paid by Lessee, upon fully observing and performing the covenants and agreements herein provided to be observed and performed by Lessee, quietly and peaceably possess and enjoy said above Demised Premises, unless said Lease is sooner terminated under and in accordance with any of the provisions herein or elsewhere contained providing for such termination.



                            19.   INSURANCE

   The Lessee shall maintain (with respect to the Demised Premises and the property of which the Demised Premises are a part) comprehensive public liability insurance in the amount of Three Million ($3,000,000.00)

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Dollars and with property and fire damage insurance in limits of Seven
Hundred Fifty Thousand ($750,000.00) Dollars and damage to others' property of One Million ($1,000,000.00) Dollars in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Lessor as well as Lessee against injury to persons or damage to property as provided. In addition, Lessee shall keep all insurance required by law of any business or employer. The Lessee shall deposit with the Lessor certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such Policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days' prior written notice to each insured named therein. All such policies will name Lessor as a loss payee and Lessor's mortgagee as mortgagee and Lessee will provide a copy of such policy within thirty (30) days of receipt by Lessee.


                    20.   RENTAL PAYMENTS AND DEFAULT

   If Lessee shall fail to pay any installment of rent or additional expenses hereinabove designated as "additional rent," or any of the taxes, assessments, charges, or other sums of money, shall not be paid as and when same becomes due and payable hereunder, and such failure shall continue for a period of ten (10) days from the due date, or if Lessee shall fail to keep and perform, promptly any other affirmative covenant of this Lease in accordance with the provisions hereof and such failure shall continue for a period of thirty (30) days after receipt by Lessee or written notice thereof from Lessor, the Lessor may, at its option, declare this Lease and all of its provisions to be terminated, and enter into the Demised Premises or any part thereof, with or without process of law, and expel Lessee or any person occupying the same in or upon said premises, and repossess and enjoy the Demised Premises as in Lessor's former estate in which event Lessor may remove from the Demised Premises all of the personal property of Lessee and Lessor shall make reasonable efforts to relet the Demised Premises, applying said rent from the new tenant on this Lease. In the event of Lessor's repossession of the Demised Premises as set forth above, Lessee shall remain liable for the equivalent amount of rent reserved hereunder and the amount of the other costs which Lessee has agreed to pay under Clause 1 and Clause 5 hereunder and the cost of maintaining insurance required to be maintained by Lessee pursuant to the provisions of this Lease, payable to Lessor as rent or damages, as the case may be, on the successive rent dates herein provided and Lessor may recover periodically such amounts on the successive rent dates, together with reasonable costs of re-letting including reasonable brokers and attorney's fees, and reasonable expenses incurred by Lessor in restoring the building and improvements to good condition and repair, but excluding costs of renovation or remodeling the building and improvements. However, if the default requires repairs that cannot, with due diligence, be cured prior to the expiration of thirty (30) days from the date of receipt of the notice provided for above, and if Lessee commences within thirty (30) days after the date of notice to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default, then Lessor shall not have the right to declare this Lease terminated by reason of such default.

   If Lessee shall fail to pay any installment of rent or additional rent promptly on the day same shall all become due and payable hereunder, and such failure shall continue for a period of five (5) days after such due date, then Lessee shall pay a late charge equal to five percent (5%) of such installment of rent and/or additional rent.

   If Lessee should fail to make any payment or cure any default hereunder within the time herein provided, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessor and thereupon Lessee shall be obligated to, and hereby agrees to pay to Lessor, all reasonable costs, expenses and disbursements, including reasonable attorney's fees incurred by Lessor in taking such remedial action, together with interest thereon at the rate of twelve percent (12%) per annum.


                              21.   NET LEASE

   Anything herein contained to the contrary notwithstanding, the intention, of this Lease is that it be a net lease. All expenses of any kind and nature, whether specifically mentioned herein or not, of the building and land, the Demised Property shall be the responsibility of Lessee and considered as additional rent, which monies shall be due immediately upon presentation.

                             22.   CONDEMNATION

   It is especially understood and agreed by and between Lessor and Lessee that in the event the Demised Premises are condemned for public use by any governmental agency, municipal, county, State or Federal, this Lease shall cease and terminate and be of no further effect, and Lessee shall have no claim or demand of any kind or character in and to any award made to Lessor by reason of such condemnation.


                           23.   LESSOR'S OWNERSHIP

   It is expressly understood and agreed by and between Lessor and Lessee that in the event that Lessor herein shall not be the owner of the premises herein demised, but shall hold a lease of the property of which the Demised Premises are a part, then the resulting sublease is and shall remain subjects to all of the terms and conditions of such existing Lease to Lessor, so far as they may be applicable to the premises herein demised.


                              24.   INSPECTIONS

At all times during the term of this Lease, Lessor shall have the right by itself, his agents and employees, to enter into and upon the Demised Premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether Lessee shall have complied with all of its obligations hereunder in respect to the care and maintenance of the premises, the repair and rebuilding of the improvements thereon when necessary, and all other terms and conditions hereof.


                          25.   ADDRESS OF PAYMENT

   Lessee especially covenants and agrees to pay and discharge all reasonable costs, attorney's fees, and expenses that may be incurred by Lessor in enforcing the covenants, agreements, conditions and terms hereof, and all of the same shall be payable to Lessor in Springfield, Hampden County, Massachusetts or at some other address as directed by Lessor in writing.

                            26.   LEASEHOLD ESTATE

   Lessee shall have no power to do any act or to make any contract that may create or be the foundation for any lien upon the present or other estate of the leasehold and Demised Premises, or upon any of the buildings or improvements thereon, except as herein or elsewhere specifically provided; and should any such lien be created or filed, Lessee, at his own cost and expense, shall liquidate and discharge same in full within ten (10) days after the filing thereof, and should Lessee fail to discharge the same, that shall constitute a breach of Lessee's covenant herein.


                          27.   CONDITION OF PREMISES

   Lessee agrees that in taking this Lease, it is governed by its own inspection of the premises and its own judgment of its desirability for its purposes, and has not been governed or influenced by any representation of Lessor as to the condition and character of the building upon the premises, or as to the earning capacity thereof; that no agreements, stipulations, reservations, exceptions, or conditions whatsoever have been made or entered into in regard to said premises or this Lease, which will in any way vary, contradict or impair the validity of this Lease or of any of its terms and conditions, and that no modification of this Lease shall be binding unless it be in writing and executed and acknowledged in due form for recording by all of the parties hereto. Furthermore, Lessee takes this Lease and the Demised Premises subject to all recorded easements and restrictions affecting the occupation and use thereof, and subject to all statutes, ordinances and regulations of competent governmental authority affecting the occupancy and use thereof, the construction and maintenance of improvements thereon, and the businesses and occupations to be engaged in by Lessee, in force now and subsequently during the term of this Lease.


                          28.   LEASE CLAUSE EFFECT

   Any word, group of words, phrase, sentence, paragraph or provision herein prohibited by law, or decision by a court of final jurisdiction shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

                          29.   TIME OF THE ESSENCE

   Whenever any payment is to be made under this Lease, at or within a time stated, and whenever any act is to be done under this Lease, by either party, at or within a stated time, time shall be of the essence of this Agreement.


                                30.   NOTICES

   Any notice from Lessor to Lessee relating to the Demised Premises, or to the occupancy thereof excepting any notice of payment, shall be duly served if addressed to Lessee by United States Certified Mail, Return Receipt Requested, to Lessee. Any notice from Lessee to Lessor, shall be sent by United States Certified Mail, Return Receipt Requested, to Lessor.


                              31.   HOLDING OVER

   It is distinctly understood and agreed by and between the Lessor and the Lessee that any holding over by Lessee of the herein Demised Premises after the expiration of this Lease shall operate and be construed only as a tenancy from month-to-month, terminable at the will of Lessor, at a monthly rental of One Hundred Fifty (150%) percent of the monthly rental payment due under the terms of the Lease and all other expenses required under the terms of the Lease.


                       32.   LESSOR ENTERING PROPERTY

   It shall be lawful for Lessor, or its agents, at any time within sixty
(60) days before the expiration of the term of this Lease, to enter upon the Demised. Premises and to affix upon any suitable part thereof a notice or notices for the leasing of same, and the Lessee agrees not to remove any such notice or notices or permit any of its employees, licensees or permittees to remove same.


                            33.   OPTION TO RENEW

   Provided Lessee has not defaulted in any of the terms, conditions and provisions hereof, Lessee shall have the privilege of renewing and extending the term hereof for a period of five (5) years, beginning on the first day of January, 2002, and terminating on the last day of December, 2006, upon the same terms, conditions and provisions hereunder in Clause 35, except that such renewal and extension shall contain two (2) further options or renewal privileges of the same nature and the same terms; provided, however, that in order to exercise this option, Lessee shall and must give Lessor written notice by United States Certified Mail, Return Receipt Requested, of its intention to exercise said option no later than the ninetieth (90th) day before the expiration of said Lease, otherwise, the option becomes null and void.


                        34.   COST OF OPTION TO RENEWS

     A. INCREASE ON OPTION TO RENEW. The "Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1967 =100)" (hereinafter referred to as the "Price Index") published by the Bureau of Labor Statistics of the U.S. Department of Labor, or any comparable successor or substitute index designated by the Lessor appropriately adjusted, as of January 1, 1997 is hereinafter called the "Base Price Index."

       B. Commencing as of the first day of each optional Terms, there shall be an adjustment (hereinafter referred to as "Adjustment") in the annual Basic Rent calculated by multiplying Fifty-Nine Thousand One Hundred Twenty Four ($59,124.00) Dollars by a fraction, the numerator of which shall be the Price Index for the beginning of the Lease period and the denominator of which (for each such fraction) shall be the Base Price Index; PROVIDED, HOWEVER, no Adjustment shall reduce the Basic Rent as previously payable in accordance with this Article or in Article 1 of this Lease and the Lease increase in any event shall not be more than twenty (20%) percent nor less than fifteen (l5%) percent of the prior Lease term expiring, except with respect to the first Option Term.

       C. In the event the Price Index ceases to use the 1967 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been changed.

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                                35.   UTILITIES

   Lessee is responsible for any damage caused to the building because of heat shutdowns or other utility shutoffs or shutdown.

   Lessor shall have no obligation to provide utility service or equipment other than the utilities and equipment within the premises as of the commencement date of this Lease. In the event Lessee requires additional utilities or equipment, the installation and maintenance thereof shall be the Lessee's sole obligation, provided that such installation shall be subject to the written consent of the Lessor.


                             36.   SEPARABILITY

   If any provision of this Lease or portion of such provision or the application thereof to any person or circumstances is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.


                         37.   COMPLETE AGREEMENT

   The undersigned agrees that the aforesaid Lease contains all of the terms of the tenancy, and it has not relied on any other oral representations not contained herein.

   IN WITNESS WHEREOF, the Parties to this Agreement have hereunto set their hands to duplicate originals, the day and year first above-written, after having first noted and approved all erasures, interlineations, insertions, strike-outs and strike-overs and have attached the votes of their respective Board of Directors authorizing the named party to sign this Lease.



                                   Blackstone Medical, Inc.
                                    Lessor


                                    By: /s/ Matthew Lyons
                                        ------------------------
                                            Its President

                                    Brimfield Precision, Inc.

                                    Lessee

                                    By: /s/ Christopher J. Lemek
                                        -------------------------
                                             Its Controller

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